UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2014

GOLDEN QUEEN MINING CO. LTD
(Exact name of registrant as specified in its charter)

0-21777
(Commission File Number)

British Columbia
(State or other jurisdiction
of incorporation)

6411 Imperial Avenue, West Vancouver, British Columbia, V7W 2J5
(Address of principal executive offices) (Zip Code)

(604) 921-7570
(Registrant“s telephone number including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01 Entry Into Material Definitive Agreements

Transaction Agreement

On June 8, 2014, Golden Queen Mining Co. Ltd. (“Golden Queen” or the “Company”) entered into a transaction agreement (the “Transaction Agreement”) with Gauss Holdings LLC (“Gauss Holdings”), an entity controlled by Leucadia National Corporation (“Leucadia”), and Auvergne, LLC (“Auvergne”), an entity controlled by certain members of the Clay family, a shareholder group which collectively owns approximately 27% of the issued and outstanding shares of Golden Queen, whereby Gauss Holdings and Auvergne agreed to invest US$110 million in cash in exchange for a 50% joint venture interest in the Soledad Mountain Project (the “Project”), which is currently wholly-owned by Golden Queen, subject to approval by Golden Queen’s shareholders and certain other conditions.

Pursuant to the terms of the Transaction Agreement, Golden Queen will convert its wholly-owned subsidiary that is developing the Project, Golden Queen Mining Company, Inc., into a California limited liability company (“GQ California”). Gauss LLC, a joint venture to be owned 67.5% by Gauss Holdings and 32.5% by Auvergne (“Gauss”), will acquire 50% of the membership interests of GQ California for US$110 million payable in cash to GQ California. On closing of the joint venture transaction, Golden Queen, through a wholly-owned subsidiary (“GQ Holdco”), and Gauss will each own 50% of GQ California and will enter into a joint venture agreement (the “JV Agreement”) that will govern the management of the Project, the obligations of the parties in connection with further funding requirements and ownership of GQ California. GQ California will be managed by a board of managers comprising an equal number of representatives of each of Gauss and GQ Holdco.

GQ California will apply most of the purchase price received from Gauss to the continued development of the Project. Golden Queen has the right to make an additional investment in GQ California to fund development of the Project (the “Top-Up Contribution”). Pursuant to the JV Agreement, if Golden Queen (through GQ Holdco) makes the Top-Up Contribution, Gauss is committed to fund an amount equal to the Top-Up Contribution to GQ California, and the aggregate amount of such contributions is anticipated to provide GQ California with sufficient funding to fully develop the Project. If GQ Holdco does not make the Top-Up Contribution, Gauss will be obligated to make up to a US$40 million capital contribution to GQ California, in which case GQ Holdco’s ownership interest in GQ California will be diluted and GQ Holdco will surrender one of its board of managers seats at GQ California.

Pursuant to the terms of the Transaction Agreement, Golden Queen is subject to customary no-shop covenants and the payment of a US$2.5 million termination fee, payable to the members of Gauss on a pro-rata basis under certain circumstances. Golden Queen also agreed to reimburse the members of Gauss for expenses in an aggregate amount of US$2.275 million incurred by them in connection with the transaction, provided however that the aggregate amount of the termination fee and the expense reimbursement shall not exceed US$2.5 million.

Prior to closing of the joint venture transaction, Golden Queen will incorporate GQ Holdco and cause the transfer of the current liabilities of GQ California, consisting primarily of intercompany loans, to GQ Holdco.

On closing of the joint venture transaction, Golden Queen’s CEO, Lutz Klingmann, and CFO, Andrée St-Germain, will become the CEO and CFO, respectively, of GQ California.

The transaction is subject to customary closing conditions, including approval by the Toronto Stock Exchange (the “TSX”) and a majority of the disinterested shareholders of Golden Queen.

Golden Queen’s board of directors has unanimously determined that the Transaction Agreement is in the best interests of Golden Queen and its shareholders. Golden Queen reached this determination based upon the favorable recommendation of a special committee of directors of Golden Queen unaffiliated with the Clay group, which was appointed to consider the foregoing transaction, and the receipt of an opinion from Maxit Capital LP, the special committee’s financial adviser, as to the fairness from a financial point of view of the consideration to be received by Golden Queen for the sale of a 50% interest in the Project.

Backstop Agreement and Registration Rights Agreements

On June 8, 2014, Golden Queen entered into a standby purchase agreement with the members of Gauss (the “Backstop Agreement”) whereby Golden Queen may, in its sole discretion, elect to require the Gauss members to purchase, upon the terms set forth in the Backstop Agreement, any common shares which have not been acquired pursuant to the exercise of rights under a potential rights offering at a price per common share not to exceed US$1.10, up to a maximum amount of US$45 million in the aggregate (“Backstop Commitment”). In consideration for entering into the Backstop Agreement, Golden Queen will pay a standby guarantee fee to the Gauss members equal to US$2.25 million in the aggregate on closing of the joint venture transaction.

In connection with the Backstop Agreement, on June 8, 2014, Golden Queen entered into registration rights agreements (the “Registration Rights Agreements”) with Gauss Holdings and with Auvergne and certain members of the Clay family (collectively with Gauss Holdings and Auvergne, the “Holders”). Pursuant to the registration rights agreements, Golden Queen granted to the members of Gauss two demand registration rights and piggyback registration rights with respect to (i) common shares of Golden Queen that the members of Gauss purchase in accordance with the Backstop Agreement and (ii) common shares that the Holders own as of the closing date of the transaction under the Transaction Agreement. The demand registration rights are only exercisable if Golden Queen elects to have Gauss Holdings and Auvergne effect the Backstop Commitment under the Backstop Agreement, and Gauss Holdings, in respect of its registration rights, and Auvergne, in respect of its and the Clay family’s registration rights, have fulfilled their Backstop Commitment. The registration rights will continue until the date on which all securities registrable under the Registration Rights Agreements have been sold pursuant to effective registration statements, or otherwise cease to be restricted from resale under Rule 144(b)(1)(i).

Debt Restructuring Agreement

On June 8, 2014, Golden Queen and GQ California entered into a debt restructuring agreement (the “Debt Restructuring Agreement”) with Clay group member Harris Clay and a trust controlled by the Clay group (together with Harris Clay, the “Lenders”). Pursuant to the terms of the Debt Restructuring Agreement, the parties have agreed to amend the terms of certain loan agreements and the notes related thereto to which Golden Queen, GQ California and the Lenders are parties. The effect of the debt restructuring will be to move the guarantees of the debt obligations under the loan agreements and the notes from GQ California to GQ Holdco. The debt restructuring is subject to closing of the transaction in the Transaction Agreement.

The above description of the material terms of the Transaction Agreement, the Backstop Agreement, the Registration Rights Agreements and the Debt Restructuring Agreement are qualified in their entirety by the terms and conditions of the agreements, which are attached hereto as exhibits 10.1 through 10.5 and are incorporated by reference herein.

Item 9.01. Exhibits.

Exhibit	Description

10.1*	Transaction Agreement dated June 8, 2014

10.2*	Backstop Agreement dated June 8, 2014

10.3*	Registration Rights Agreement with Gauss Holdings dated June 8, 2014

10.4*	Registration Rights Agreement with Auvergne and Clay family members dated June 8, 2014

10.5*	Debt Restructuring Agreement dated June 8, 2014

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN QUEEN MINING CO. LTD.

DATE: June 12, 2014	By:	/s/ Lutz Klingmann
Lutz Klingmann
President, Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1*	Transaction Agreement dated June 8, 2014

10.2*	Backstop Agreement dated June 8, 2014

10.3*	Registration Rights Agreement with Gauss Holdings dated June 8, 2014

10.4*	Registration Rights Agreement with Auvergne and Clay family members dated June 8, 2014

10.5*	Debt Restructuring Agreement dated June 8, 2014

* Filed herewith